Filed pursuant to Rule 424(b)(3)
                                                     Registration No. 333-188364

PROSPECTUS SUPPLEMENT
(To Prospectus dated June 26, 2013)


                         SYNERGY RESOURCES CORPORATION


     The Selling Shareholders section in the Company's Prospectus is amended as follows:

Selling Shareholder removed:

                                                    Shares Issuable Upon
      Name                                      Exercise of Series C Warrants
      ----                                      -----------------------------

      Michelle Hannan                                     50,000

Selling Shareholder added:


                               Shares Issuable                      Share     Percentage
                               Upon Exercise       Shares to      Ownership    Ownership
Name of Selling     Shares       of Series         be sold in       After        After
 Shareholder        Owned        C Warrants      this Offering    Offering     Offering
--------------      ------     --------------    -------------    ---------    ----------

Warberg WF III LP       --          50,000          50,000           --             --

Controlling Persons


The following are the controlling persons of the non-individual Selling Shareholder which has been added:

      Name of Shareholder                       Controlling Persons
      -------------------                       -------------------

      Warberg WF III LP                         Daniel Warsh, Johnathan Blumberg